AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), dated as of April 1, 2009 (the “Effective Date”), is entered into by and between NuRx Pharmaceuticals, Inc., formerly Quest Group International, Inc., a Nevada corporation (the “Company”), and Harin Padma-Nathan (“Executive”, and together with the Company, the “Parties”).  All capitalized terms used, but not specifically defined herein, shall have the meaning provided for such terms in the Original Agreement (as defined below).

RECITALS

WHEREAS, the Company (under its former name Quest Group International) and the Executive previously entered into that certain Employment Agreement, dated May 31, 2007 (the “Original Agreement”); and

WHEREAS, the Parties wish to amend certain terms of the Original Agreement pursuant to and in accordance with Section 6.6 of the Original Agreement, as provided herein.

NOW, THEREFORE, the Parties, in furtherance of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, agree as follows:

1. As of the Effective Date, Section 1.1 of the Original Agreement shall be deleted in its entirety and the following shall be inserted in its place and stead:

“1.1           Employment. Upon the terms and conditions hereinafter set forth, the Company hereby employs Executive, and Executive hereby accepts employment, to serve as Chief Executive Officer of the Company, commencing May 31, 2007 (the “Commencement Date”).  Executive’s employment shall be “at will” and may be terminated at any time by the Company or the Executive, with or without cause.  The period during which Executive’s employment continues in effect shall be referred to herein as the “Term”.”

2. As of the Effective Date, Sections 4.1 and 4.1.1 of the Original Agreement shall be deleted in their entirety and the following shall be inserted in their place and stead:

“4.1           Termination. Executive’s employment pursuant to this Agreement shall terminate upon delivery of written notice of termination by either Party to the other Party.”

3. As of the Effective Date, Sections 4.2 and 4.2.1 of the Original Agreement shall be deleted in its entirety and the following shall be inserted in its place and stead:

“4.2           Effect of Termination.  Executive acknowledges that in the event of termination of his employment, Executive shall not be entitled to any severance or other compensation from the Company, except for earned and unpaid wages.  Without limitation on the generality of the foregoing, this Section supersedes any plan or policy of the Company that provides for severance to its officers or employees, and Executive shall not be entitled to any benefits under any such plan or policy.”

4. As of the Effective Date, the following phrase in Section 4.3.1 of the Original Agreement shall be deleted:  “in the context of a basis for termination of Executive’s employment with the Company”

5. As of the Effective Date, the following phrase in Section 4.3.2 of the Original Agreement shall be deleted:  “giving rise to Executive’s right to terminate this Agreement”

6. As of the Effective Date, Section 4.4 of the Original Agreement shall be deleted in its entirety.

7. All other terms and conditions of the Original Agreement shall remain unchanged and in full force and effect.

8. This Amendment shall not constitute a waiver or modification of any of the Parties’ respective rights and remedies or of any of the terms, conditions, warranties, representations, or covenants contained in the Original Agreement, except as specifically set forth above, and each Party hereby reserves all of its rights and remedies pursuant to the Original Agreement and applicable law.

9. This Amendment may be executed in counterparts, each of which, when taken together, shall be deemed to be one and the same instrument.  This Amendment, to the extent signed and delivered by means of a facsimile machine or PDF attachment to electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Pages Follow]

IN WITNESS HEREOF, the parties have read and agree to be bound by the above terms and conditions and have entered into this Amendment to Employment Agreement as of the Effective Date set forth above.

NuRx Pharmaceuticals, Inc.

By: /s/ Carl Lebel

Name: Carl Lebel

Title: Executive Chairman

Harin Padma-Nathan

/s/ Harin Padma-Nathan